                                                                     EXHIBIT 11

                            THE CERPLEX GROUP, INC.
                   STATEMENT RE COMPUTATION OF PER SHARE LOSS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                      Years ended December 31,
                                                     -------------------------
                                                        1995           1996
                                                     ----------     ----------
Weighted average number of shares outstanding        13,091,000     13,419,000
                                                     ==========     ==========

Net Loss                                             $  (39,394)    $  (27,388)

Amortization of discount on Series B Convertible
  Preferred Stock                                            --         (2,651)
                                                     ----------     ----------
Adjusted Net Loss                                    $  (39,394)    $  (30,039)
                                                     ==========     ==========
Net Loss per Common Share                            $    (3.01)    $    (2.24)
                                                     ==========     ==========